EXHIBIT 10.2

RENEWAL, INCREASE AND CONSOLIDATION PROMISSORY NOTE

Borrower:	Seacoast Banking Corporation of Florida	Date: January 11, 2005

Borrower Address:	815 Colorado Avenue
Stuart, Florida 34994

Loan Amount	$15,000,000.00

Account No.:		Officer: William Christensen,
Vice President

For value received, the borrower(s) named above, whether one or more, (the “Borrower”), jointly and severally promise to pay to the order of SunTrust Bank (“SunTrust”) at any of its offices, or at such place as SunTrust may in writing designate, without offset in U.S. Dollars and in immediately available funds, the Loan Amount shown above, or the total of all amounts advanced under this Note if less than the full Loan Amount is advanced, plus interest and any other amounts due, upon the terms specified below.

Loan Type:	Revolving line of credit loan

Repayment Terms:	Principal and interest are payable as set forth in the Revolving Loan Agreement, dated as of September 6, 2001 between the Borrower and SunTrust, as amended by a First Amendment of even date herewith (as the same may be further amended, modified, restated or replaced from time to time, the “Loan Agreement”).

Interest
 Interest will accrue on an actual/360 basis (calculated on the premise that there are 360 days in each year and 30 days in each month). Interest shall accrue from the date of disbursement on the unpaid balance and shall continue to accrue until this Note is paid in full.

This is a variable rate transaction. The interest rate is prospectively subject to increase or decrease without prior notice and adjustments in the payment schedule may be made to reflect changes in the interest rate.

Subject to the above, interest per annum payable on this Note (the “Rate”) shall be a variable rate as set forth in the Loan Agreement.

The maximum Rate shall not exceed any maximum rate permitted by applicable law.

Collateral
Unless otherwise agreed in writing, any collateral pledged to SunTrust to secure any of the existing or future liabilities of the Borrower to SunTrust shall also secure this Note. To the extent permitted by law, the Borrower grants to SunTrust a security interest in and a lien upon all deposits and investments maintained by the Borrower with SunTrust and any affiliates thereof.

Collateral for this Note includes, but is not limited to, the collateral described in the Loan Agreement, if any, and the Loan Documents executed in connection therewith, as amended from time to time.

All of the foregoing security is referred to collectively as the “Collateral”. Unless otherwise agreed in writing, the Collateral is security for the payment of this Note and any other liability (including overdrafts and future advances) of the Borrower to SunTrust, however evidenced, now existing or hereafter incurred, matured or unmatured, direct or indirect, absolute or contingent, several, joint, or joint and several, including any extensions, modifications or renewals. The proceeds of any Collateral may be applied against the liabilities of the Borrower to SunTrust in such order as SunTrust deems proper.

Loan Purpose And Updated Financial Information Required
The Borrower warrants and represents that the loan evidenced by this Note is being made solely for the purpose of acquiring or carrying on a business, professional or commercial activity or acquiring real or personal property as an investment (other than a personal investment) or for carrying on an investment activity (other than a personal investment activity). The Borrower agrees to provide to SunTrust updated financial information, including, but not limited to, tax returns, and current financial statements in form satisfactory to SunTrust, as well as additional information, reports or schedules (financial or otherwise), all as SunTrust may from time to time request.

Representations and Warranties
This Note has been duly executed and delivered by Borrower, constitutes Borrower’s valid and legally binding obligations and is enforceable in accordance with its terms against Borrower. The execution, delivery and performance of this Note and the consummation of the transaction contemplated will not, with or without the giving of notice or the lapse of time, (a) violate any material law applicable to Borrower, (b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to Borrower nor (c) violate or result in the breach of any material agreement to which Borrower is a party. No consent, approval, license, permit or other authorization of any third party or any governmental body or officer is required for the valid and lawful execution and delivery of this Note.

Setoff and Other Remedies
As used herein, the term “Obligor” shall individually and collectively refer to the Borrower and any other person or entity that is primarily or secondarily liable on the Note and any person or entity that has conveyed or may hereafter convey any security interest or lien to SunTrust in any real or personal property to secure payment of this Note. To the extent permitted by law, if payment is not made upon demand, SunTrust will have the right, in addition to all other remedies permitted by law, to set off the amount due under this Note or due under any other obligation of Borrower to SunTrust against any and all accounts, whether checking or savings or otherwise, credits, money, stocks, bonds or other security or property of any nature whatsoever on deposit with, held by, owed by, or in the possession of, SunTrust to the credit of or for the account of any Obligor, without notice to or consent by Obligor. If payment is not made upon demand, Borrower shall be deemed to be in default and SunTrust shall be entitled to interest on the unpaid balance of the Note at the highest rate permitted by applicable law (the “Default Rate”) from the time of demand until paid in full. The remedies provided in this Note and any other agreement between SunTrust and any Obligor are cumulative and not exclusive of any other remedies provided by applicable law.

Late Charges And Other Authorized Fees And Charges
If any portion of a payment is not paid when due, the Borrower agrees to pay a late charge of 5% of the amount which is past due. Unless prohibited by applicable law, the Borrower agrees to pay the fee established by SunTrust from time to time for returned checks if a payment is made on this Note with a check and the check is dishonored for any reason after the second presentment. In addition to any other amounts owed under the terms of this Note, as permitted by applicable law, the Borrower agrees to pay the following: (a) all expenses, including, without limitation, any and all costs incurred by SunTrust related to default, all court costs, and out-of-pocket collection expenses and attorneys’ fees, whether suit be brought or not, incurred in collecting this Note; (b) all costs incurred in evaluating, preserving or disposing of any Collateral granted as security for the payment of this Note, including the cost of any audits, appraisals, appraisal updates, reappraisals or environmental inspections which SunTrust from time to time in its sole discretion may deem necessary; (c) any premiums for property insurance purchased on behalf of the Borrower or on behalf of the owner(s) of any Collateral pursuant to any security instrument relating to any Collateral; (d) any expenses or costs incurred in defending any claim arising out of the execution of this Note or the obligation which it evidences, or otherwise involving the employment by SunTrust of attorneys with respect to this Note and the obligations it evidences; (e) any tax or fee due from SunTrust to any state or other governmental agency or authority because of the execution of this Note or holding of this Note (including but not limited to any intangible tax or documentary stamp tax), and (f) any other charges permitted by applicable law. The Borrower agrees to pay such amounts on demand or, at SunTrust’s option, such amounts may be added to the unpaid balance of the Note and shall accrue interest at the stated Rate. Upon the occurrence of an event of default, or after demand and failure to pay if this Note is payable on demand, interest shall accrue at the Default Rate.

Prepayment Provision
Borrower may make prepayments on this Note in accordance with the terms of the Loan Agreement.

Waivers
The Borrower and each other Obligor waive presentment, demand, protest, notice of protest and notice of dishonor and waive all exemptions, whether homestead or otherwise, as to the obligations evidenced by this Note. The Borrower and each other Obligor waive any rights to require SunTrust to proceed against any other Obligor or any Collateral before proceeding against the Borrower or any of them, or any other Obligor, and agree that without notice to any Obligor and without affecting any Obligor’s liability, SunTrust, at any time or times, may grant extensions of the time for payment or other indulgences to any Obligor or permit the renewal or modification of this Note, or permit the substitution, exchange or release of any Collateral for this Note and may add or release any Obligor primarily or secondarily liable. The Borrower and each other Obligor agree that SunTrust may apply all monies made available to it from any part of the proceeds of the disposition of any Collateral or by exercise of the right of setoff either to the obligations under this Note or to any other obligations of any Obligor to SunTrust, as SunTrust may elect from time to time.

Waiver of Jury Trial
THE BORROWER AND SUNTRUST HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY OTHER DOCUMENT OR INSTRUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUNTRUST ENTERING INTO OR ACCEPTING THIS NOTE. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF SUNTRUST, NOR SUNTRUST’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUNTRUST WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

Miscellaneous
All amounts received by SunTrust shall be applied to expenses, late fees and interest before principal or in any other order as determined by SunTrust, in it sole discretion, as permitted by law. Any provision of this Note which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note. No amendment, modification, termination or waiver of any provision of this Note, nor consent to any departure by the Borrower from any term of this Note, shall in any event be effective unless it is in writing and signed by an authorized officer of SunTrust, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of SunTrust to exercise any right, power or remedy under this Note shall be construed as a waiver of the right to exercise the same or any other right at any time. If the Rate is tied to an external index and the index becomes unavailable during the term of this loan, SunTrust may, in its sole and absolute discretion, designate a substitute index with notice to the Borrower. The captions of the paragraphs of this Note are for convenience only and shall not be deeded to constitute a part hereof or used in construing the intent of the parties. All representations, warranties, covenants and agreements contained herein or made in writing by Borrower in connection herewith shall survive the execution and delivery of this Note and any other agreement, document or writing relating to or arising out of any of the foregoing. All notices or communications given to Borrower pursuant to the terms of this Note shall be in writing and given to Borrower at Borrower’s address stated above unless Borrower notifies SunTrust in writing of a different address. Unless otherwise specifically provided herein to the contrary, such written notices and communications shall be delivered by hand or overnight courier service, or mailed by first class mail, postage prepaid, addressed to the Borrower at the address referred to herein. Any written notice delivered by hand or by overnight courier service shall be deemed given or received upon receipt. Any written notice delivered by U.S. Mail shall be deemed given or received on the third (3rd) business day after being deposited in the U.S. Mail.

Liability, Successors And Assigns And Choice Of Law
Each Borrower shall be jointly and severally obligated and liable on this Note. This Note shall apply to and bind each of the Borrower’s heirs, personal representatives, successors and permitted assigns and shall inure to the benefit of SunTrust, its successors and assigns. Notwithstanding the foregoing, Borrower shall not assign Borrower’s rights or obligations under this Note without SunTrust’s prior written consent. The Borrower agrees that certain material events and occurrences relating to this Note bear a reasonable relationship to the laws of Florida. This Note shall be governed by the laws of Florida and, unless applicable law provides otherwise, in the event of any legal proceeding arising out of or related to this Note, the Borrower consents to the jurisdiction and venue of any court located in Florida.

Documentary and Intangible Taxes
In the event that any tax is due from SunTrust to any state or other governmental agency or authority because of the execution or holding of this Note (including but not limited to any intangible tax or documentary stamp tax), the Borrower shall, upon demand, reimburse SunTrust for any such tax paid.

Renewal Provisions
 This Renewal, Increase and Consolidation Promissory Note renews and replaces that certain Promissory Note dated as of September 6, 2001 in the face amount of $5,000,000.00 executed by the Borrower in favor of SunTrust (the “Existing Note”) and increases the amount thereof by $10,000,000.00 for a total indebtedness of $15,000,000.00. The Existing Note was exempt from documentary stamp tax.

By signing below under seal, the Borrower agrees to the terms of this Note.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Willaim R. Hahl William R. Hahl Executive Vice President and Chief Financial Officer